UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2017 (June 26, 2017)

NANOPHASE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22333	36-3687863
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

1319 Marquette Drive, Romeoville, Illinois 60446

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (630) 771-6700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 26, 2017, Nanophase Technologies Corporation (the “Company”) executed the following agreements with Eminess Technologies, Inc. (“Eminess”):

•	Know-How License Agreement, effective as of June 23, 2017 (the “License Agreement”);

•	Exclusive Supply Agreement, effective as of June 23, 2017 (the “Supply Agreement”); and

•	Technology Development Agreement, effective as of June 27, 2016 (the “Development Agreement”, and collectively with the License Agreement and the Supply Agreement, the “Agreements”).

License Agreement

Pursuant to the License Agreement, the Company has granted Eminess an exclusive, perpetual, assignable and irrevocable license, with the right to sublicense, to use the necessary know-how with respect to certain of the Company’s polishing slurries (the “License Agreement Products”) in the specified polishing field (the “Product Know-How”) to make, have made, formulate, use, offer for sale, sell, have sold and import such License Agreement Products in the specified polishing field anywhere in the world. The Company, however, remains the owner of all right, title and interest in and to the Product Know-How, subject to the rights granted under the License Agreement. The License Agreement imposes confidentiality obligations on Eminess with respect to the Product Know-How, but Eminess is permitted to disclose the Product Know-How relating to the manufacture of the License Agreement Products, under terms of confidentiality, to third parties manufacturing the License Agreement Products on behalf of Eminess. The Company and Eminess have agreed that any improvements, developments or modifications made, developed or invented solely by Eminess or its sublicensees or manufacturers related to the Product Know-How will be owned exclusively by Eminess.

In consideration of the license, Eminess has agreed to pay the Company an annual royalty, calculated as a percentage of the gross sales of all License Agreement Products by Eminess, less the amount of any customer returns or credits and adjusted for certain manufacturing costs incurred by Eminess. The License Agreement does not impose any obligation on Eminess to sell any License Agreement Products.

The term of the License Agreement continues until terminated or cancelled. The Company may cancel the License Agreement if (1) a petition in bankruptcy is filed or Eminess is adjudged bankrupt; (2) Eminess takes advantage of any insolvency act or debtor’s relief act; (3) Eminess makes an assignment for the benefit of its creditors; or (4) the business or assets of Eminess, or any substantial portion thereof, are seized, nationalized, confiscated or expropriated. After termination or cancellation of the License Agreement, all licenses granted to Eminess will terminate.

Supply Agreement

Under the Supply Agreement, the Company has agreed to supply to Eminess, and Eminess has agreed to purchase from the Company, 100% of Eminess’ requirements of certain Ceria and Alumina nanoparticles (the “Supply Agreement Products”). The Company has also agreed that, for a period of 10 years, it will not, and will cause its affiliates and designees not to, directly or indirectly, use or market, promote or sell any of the Supply Agreement Products to any person for use in polishing applications of the Supply Agreement Products, but the Company is permitted to use the Supply Agreement Products for surface preparation or modification of its own materials as may be required to facilitate placement of the Supply Agreement Products in connection with other applications. The Supply Agreement sets forth the minimum amount of Supply Agreement Products that Eminess is required to purchase from the Company annually, measured each calendar quarter on a rolling 12-month basis.

In connection with the purchase and supply of the Supply Agreement Products, Eminess also purchased certain equipment from the Company for a purchase price of $36,000.

The term of the Supply Agreement will expire on June 23, 2027 (the “Expiration Date”). The Supply Agreement may be extended beyond the Expiration Date by mutual agreement of the parties. If the parties do not agree to an extension, either party may elect to terminate the Supply Agreement on the Expiration Date, with at least 180 days’ prior notice to the other party. The Supply Agreement may also be terminated prior to the Expiration Date by either party (1) immediately upon certain events of bankruptcy or insolvency, or an assignment for the benefit of creditors, or similar events, occurring with respect to the other party; (2) immediately in the event of the dissolution, liquidation or winding up of the other party; or (3) upon a material breach or default in the performance of the other party’s obligations under the Supply Agreement, which breach or default is not cured within 60 days after receipt of written notification of such breach or default. If Eminess terminates the Supply Agreement based on any of the events set forth in (1), (2) or (3) above, upon such termination, the Company has agreed to grant Eminess an irrevocable option to obtain from the Company an exclusive, assignable, irrevocable license, with the right to sublicense, to all know-how, formulations and technology necessary to make, have made, use, offer for sale, sell, have sold and import the Supply Agreement Products for polishing applications specified in the Supply Agreement anywhere in the world, and Eminess has agreed to pay the Company a one-time royalty of $10,000 for such license. If granted, this license will expire on the Expiration Date.

Development Agreement

The objective of the parties under the Development Agreement is to develop effective chemical formulations along with physical processes that enable the dispersion of particles into stable liquid formulations suitable for use in polishing applications (the “Technology”). To achieve that objective, the Company has agreed to investigate certain particle stabilization systems that impact stability, perform types of experiments generally described in the Development Agreement and provide technical data and written information on the research findings to Eminess, and Eminess has agreed to pay the Company a research and development fee of $250,000. The Company has agreed to transfer the Technology to Eminess in accordance with the process and procedure outlined in the Development Agreement. Eminess and the Company will jointly own all Technology developed under the Development Agreement. Neither party will acquire any rights under any intellectual property owned or created by the other party prior to the effective date of the Development Agreement or after that date through efforts independent of the activities covered by the Development Agreement (the “Background IP”). To the extent that any of the Company’s Background IP is incorporated into the Technology, the Company has granted Eminess a nonexclusive, royalty-free, perpetual license to such Background IP solely in connection with the Technology. Each party has also agreed to keep confidential information and data relating to, among other things, the other party’s business, intellectual property and the Technology.

The foregoing descriptions of the Agreements do not purport to be complete and are qualified in their entirety by reference to the text of the License Agreement, which is filed, with confidential portions redacted, as Exhibit 10.1 hereto and is incorporated herein by reference, the text of the Supply Agreement, which is filed, with confidential portions redacted, as Exhibit 10.2 hereto and is incorporated herein by reference, and the text of the Development Agreement, which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Item 8.01. Other Events.

On June 29, 2017, the Company issued a press release announcing that it had executed the Agreements with Eminess. A copy of the press release is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference and constitutes a part of this report.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits:

The following items are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Exhibit
10.1*	Know-How License Agreement, executed by the Company on June 26, 2017, by and between the Company and Eminess Technologies, Inc.
10.2*	Exclusive Supply Agreement, executed by the Company on June 26, 2017, by and between the Company and Eminess Technologies, Inc.
10.3	Technology Development Agreement, executed by the Company on June 26, 2017, by and between the Company and Eminess Technologies, Inc.
99.1	Press Release, dated June 29, 2017

*Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2017

NANOPHASE TECHNOLOGIES CORPORATION

By:	/s/ Frank Cesario
Name: Title:	Frank Cesario Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1*	Know-How License Agreement, executed by the Company on June 26, 2017, by and between the Company and Eminess Technologies, Inc.
10.2*	Exclusive Supply Agreement, executed by the Company on June 26, 2017, by and between the Company and Eminess Technologies, Inc.
10.3	Technology Development Agreement, executed by the Company on June 26, 2017, by and between the Company and Eminess Technologies, Inc.
99.1	Press Release, dated June 29, 2017

* Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.